                                                                      EXHIBIT 1.


         AMENDED INTRODUCTORY TABLE TO FORM OF STOCKHOLDERS AGREEMENT
         ------------------------------------------------------------

     The following table identifies each of the EMusic stockholders who signed Stockholders Agreements in the form of this Exhibit and indicates the total number of shares of EMusic common stock covered by such stockholders' Stockholders Agreements. The aggregate outstanding shares beneficially owned by the identified individuals as of April 6, 2001, the date the Stockholders Agreements were executed, represented approximately 17% of EMusic's outstanding shares.


Stockholder                                 Total Shares of Common Stock (1)
-----------                                 --------------------------------
Peter Astiz (2)                             557,000
Tor Braham (3)                              76,600
James R. Chapman (2)                        793,200
Steve Grady (4)                             686,700
Christopher G. Henger (4)                   433,761
Eugene E. Hoffman, Jr. (3)(4)               3,339,000
Joseph H. Howell (2)                        540,000
Robert H. Kohn (3)                          3,158,500
Ralph Peer II (3)                           348,900
Emily J. Rupp (4)                           337,095
Brett A. Thomas (4)                         1,106,100
Howard A. Tullman (4)                       497,027

TOTAL:                                      11,873,883 SHARES

(1) Represents shares of common stock beneficially owned by the named individual, as well as shares underlying options held by such person to purchase shares of common stock. Options to purchase shares of common stock may not be immediately exercisable. Further, there can be no assurance that the holder of options that are immediately exercisable will elect to exercise them. Excluding shares subject to issuance upon the exercise of options, the aggregate number of shares held by the named individuals is 7,494,703.

(2)  Former Executive Officer

(3)  Director

(4)  Current Executive Officer